SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

  Filed by Registrant  [x]
  Filed by a Party other than the Registrant[]
  Check the appropriate box:
  [ ] Preliminary Proxy Statement
  [x] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 EG&G, Inc.
  .................................................................
     (Name of Registrant as Specified In Its Charter)


                 Murray Gross, Vice President & General Counsel
  .................................................................
     (Name of Person(s) Filing Proxy Statement)


  Payment of Filing Fee (Check the appropriate box):

  [x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or  14a-
       6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a- 6(i)(4) and
  0-11.
       1) Title of each class of securities to which transaction applies:

       ............................................................






       2) Aggregate number of securities to which transaction applies:

       ............................................................

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

       ............................................................

       4) Proposed maximum aggregate value of transaction:

       ............................................................


  1. Set forth the amount on which the filing fee is calculated and state how it was determined.

  [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  .................................................................

  2) Form, Schedule, or Registration Statement No.:

  .................................................................

  3) Filing Party:

  .................................................................
  4) Date Filed:

  .................................................................

                       NOTICE OF ANNUAL MEETING

  To the Stockholders of EG&G, Inc.:

       The Annual Meeting of the Stockholders of EG&G, Inc., will be held at the Hilton Hotel at Dedham Place, 95 Dedham Place, Dedham,
  Massachusetts, on Tuesday, April 26, 1994, at 10:30 a.m., to consider and act upon the following:

  1. A proposal to fix the number of Directors at eleven and to elect three nominees for Director for terms of three years each; and

  2. Such other matters, including one stockholder proposal, as may properly come before the Meeting or any adjournment thereof.

       The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

       The Board of Directors has fixed the close of business on February 25, 1994, as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

        All stockholders are cordially invited to attend the Meeting.

                                 By Order of the Board of Directors


                                 MURRAY GROSS, Clerk

  March 17, 1994

  -----------------------------------------------------------------

                     RETURN ENCLOSED PROXY CARD

  Whether or not you expect to attend this Meeting, I urge you to complete, date, and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to The First National Bank of Boston, Shareholder Services Division, Post Office Box 1459, Boston, Massachusetts 02104-9904.

                         NOTICE OF ANNUAL MEETING

                                    AND

                           PROXY STATEMENT 1994























  EG&G, INC., CORPORATE OFFICES, 45 WILLIAM STREET, WELLESLEY,
  MASSACHUSETTS  02181

                         PROXY STATEMENT

       This Proxy Statement has been prepared to provide the stockholders of EG&G, Inc. with information pertaining to the matters to be voted on at the EG&G, Inc., Annual Meeting of Stockholders on April 26, 1994, and at any adjournment of that Meeting. The date of this Proxy Statement is March 17, 1994, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. EG&G, Inc. is sometimes referred to in this Proxy Statement as "EG&G" or the "Company." EG&G, Inc. Common Stock, $1 par value (the only outstanding EG&G security with voting power), is referred to as the "Common Stock."

       This proxy is solicited on behalf of the Board of Directors of EG&G. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of EG&G or by signing and delivering a new proxy card bearing a later date. It is important to sign and return your proxy card. It helps to establish a quorum so that the Meeting may be held, and it permits your votes to be cast in accordance with your directions.

       The expenses connected with soliciting proxies will be borne by EG&G. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. Due to the limited time available for the solicitation of proxies, the Company has engaged Kissel-Blake Inc., of New York City, to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Kissel-Blake Inc., $5,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of communications media.

       The stock transfer books of EG&G will not be closed; however, the Board of Directors has fixed the close of business on February 25, 1994, as the record date for determining the stockholders entitled to receive notice and to vote their shares at the Annual Meeting. On the record date, there were 55,823,147 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock carries with it the right to cast one vote, with no cumulative voting. A majority of issued and
  outstanding shares constitutes a quorum.









       The two items to be acted upon by the stockholders are set forth on your proxy card and each of them is discussed in detail on the following pages. Shares represented by proxy will be voted at the Meeting in accordance with your instructions, as indicated on the proxy card.

       The first item on the proxy card is a proposal to fix the number of Directors at eleven and to elect three Directors for terms of three years each. You are provided the opportunity to vote your shares for granting, or withholding, authority to fix the number of Directors at eleven and to elect the three nominees as a group by marking the interior of the appropriate box on the proxy card. Should you desire to withhold authority to vote for specific nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. If you sign and return your proxy card and make no indication concerning Item No. 1 on the proxy card, your shares will be voted "For" fixing the number of Directors at eleven and electing the nominees named in this Proxy Statement.

       The second item is a stockholder proposal to request the Board of Directors to commission a subcommittee to develop criteria for the acceptance and execution of military contracts. With respect to Item No. 2, you are provided the opportunity to vote for or against adopting the  proposal or  to abstain from  voting.  Your shares will be voted as
  you indicate; or not voted if you elect  to abstain.   If you do  not make
  an indication concerning this item, your shares will be voted "Against" Item No. 2.

       Management does not anticipate a vote on any other proposal at the Annual Meeting. In the event, however, that another proposal is properly brought before the Meeting, your shares will be voted in accordance with management's discretion.

       EG&G's  Annual  Report to  Stockholders  for 1993  has  already been mailed to its stockholders or is enclosed herewith. It should not be considered either as part of this Proxy Statement or as incorporated herein by reference.




  EG&G, Inc., Corporate Offices
  45 William Street, Wellesley, Massachusetts  02181
  (617)237-5100

                           Votes Required

       The affirmative  vote of  the holders  of a  plurality of  the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the approval of the stockholder proposal to be voted upon.

       Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented and voting.

                          Item No. 1
                     ELECTION OF DIRECTORS

       The Articles of Organization and By-Laws of EG&G provide that the number of Directors, not less than three nor more than thirteen, shall be fixed by the stockholders and that approximately one-third of the Directors shall be elected each year for terms of three years each. There are, at present, twelve Directors of the Company. The terms of four of the Directors expire at this year's Annual Meeting; the terms of three other Directors expire at the Annual Meeting in 1995; and the terms of the remaining five Directors expire at the Annual Meeting in 1996. Ms. Gail Deegan has announced her intention not to seek re-election to the EG&G Board of Directors following the expiration of her term at this year's Annual Meeting.

       The Board of Directors has declared it advisable that the number of Directors be fixed at eleven and has nominated the following persons, each of whom is currently serving as a Director of the Company, for election as Directors for three-year terms expiring at the Annual Meeting in 1997:

                      Joseph F. Turley
                      Kent F. Hansen
                      John Larkin Thompson

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT ELEVEN AND FOR ELECTING THE THREE NOMINEES NAMED ABOVE FOR TERMS OF THREE YEARS EACH.

       It is intended that the shares represented by proxies will be voted to fix the number of Directors at eleven and for the election of the three nominees (unless one or more of the nominees are unwilling or unable to serve) for terms of three years each, unless a contrary vote is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies in the Proxy may vote the for the election of a substitute. In no event will shares represented by proxies be voted for more than three nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees and the eight incumbent Directors whose terms of office expire in 1995 or 1996.

  Nominees for Director for a three-year term expiring in 1997

  JOSEPH F. TURLEY: Age 68; Principal Occupation: Retired President and Chief Operating Officer, The Gillette Company. Director of EG&G continuously since 1977. Member of the Compensation and Stock Option Committee and the Benefit Plans Investment Committee of the Board of Directors.

  Joseph F. Turley was elected President and Chief Operating Officer of The Gillette Company and a member of its Board of Directors in 1980. He retired from Gillette in April of 1988. Mr. Turley joined Gillette in 1960 as special advisor on public affairs and subsequently held a variety of staff and operational posts. In 1966, he was assigned to the Gillette subsidiary in Spain, where he later became General Manager. He was named President of Gillette Canada in 1969 and returned to the United States as President of the Safety Razor Division in 1971. Mr. Turley was elected Executive Vice President in charge of Gillette North America in 1976, a post he held until his election as President. He received a Bachelor of Arts Degree in economics from Harvard University in 1950 and a Master's Degree in business and economics from the University of Minnesota in 1950. Mr. Turley is a member of the Boards of Directors of The Gillette Company, 16 investment companies sponsored by New England Mutual Life Insurance Company, and Copley Properties, Inc., Boston, Massachusetts. Active in civic affairs, Mr. Turley serves on the Board of Directors of the South Boston Neighborhood House. In addition, he is a Member of the Corporation of Brigham & Women's Hospital, Inc.


  KENT F. HANSEN: Age 62; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director of EG&G continuously since 1979. Member of the Audit Committee, the Nominating Committee, and the Corporate Governance Committee of the Board of Directors.









  Kent F. Hansen, a Professor of Nuclear Engineering at the Massachusetts Institute of Technology, first joined the M.I.T. faculty as an Assistant Professor in 1961. He is a former research scholar of M.I.T., from which he graduated in 1953 with a degree in physics. Dr. Hansen also received his Sc.D. degree in nuclear engineering from that institution. An authority in the field of nuclear reactor physics, reactor safety analysis, and nuclear fuel management, Dr. Hansen is the author of many scientific and technical publications and the co-author of a book entitled "Numerical Methods of Reactor Analysis." A former director of the American Nuclear Society, Dr. Hansen has served as consultant to several electric utilities and nuclear reactor manufacturers, to the Department of Energy, and to the Nuclear Regulatory Commission. Dr. Hansen was nominated by former President Carter in 1977 to serve as a Commissioner of the Nuclear Regulatory Commission. In 1978, Dr. Hansen received the American Nuclear Society's Arthur Holly Compton Award for outstanding contributions to education in the fields of nuclear science and engineering. Dr. Hansen is a Director of Stone & Webster, Inc. He is also a Member of the National Academy of Engineering.


  JOHN LARKIN THOMPSON: Age 63; Principal Occupation: Of Counsel to Nutter, McClennen & Fish, a Boston, Massachusetts law firm. Director of EG&G continuously since 1986. Chairman of the Nominating Committee and a member of the Corporate Governance Committee of the Board of Directors.

  Mr. Thompson  served as  President and  Chief Executive  Officer of  Blue
  Cross  &  Blue   Shield  of  Massachusetts,  Inc.  from  1988  until  his
  retirement in 1992. He served as President of Blue Shield of Massachusetts, Inc. and Blue Cross of Massachusetts, Inc. from 1970 and 1987, respectively, until December 30, 1988 when those two companies merged. Prior to his service with Blue Cross and Blue Shield, Mr.
  Thompson was an associate and then partner with the Boston law firm of Palmer & Dodge. He holds a Bachelor of Science degree from Villanova University, a Master of Science degree from Columbia University Graduate School of Business, and a Juris Doctor (cum laude) from Boston University School of Law and is a Member of the Massachusetts and Boston Bar Associations. Mr. Thompson retired from the United States Naval Reserve in 1976 as a Commander. Mr. Thompson is a Director of American Medical Response, Inc. He is a Trustee and former Chairman of the New England Aquarium, Chairman of the Artery Business Committee, Trustee of the Boston Plan for Excellence, and Trustee of Emmanuel College. He also served as Chairman of the United Way of Massachusetts Bay and Chairman of the Massachusetts Port Authority. He currently serves as a Director of several other civic and charitable organizations.

                 Directors whose terms expire in 1995

  JOHN M. KUCHARSKI: Age 58; Principal Occupation: Chairman of the Board, President, and Chief Executive Officer of EG&G. Mr. Kucharski has been a Director of the Company since 1986 and is a member of the Executive Committee of the Board of Directors. He joined the Company in 1972 when Challenger Research, Inc., a firm he co-founded in 1965, was acquired by EG&G. Mr. Kucharski was elected a Vice President of the Company in 1979, a Senior Vice President in 1982, and Executive Vice President in 1985. He was promoted to the position of President and Chief Operating Officer in 1986, was named to the position of Chief Executive Officer in 1987, and elected Chairman of the Board in 1988. He is a Director of Nashua Corporation, New England Electric System, State Street Boston Corporation, and Eagle Industry Co., Ltd. He is also a Director of the Massachusetts High Technology Council, Inc. He serves on the Boards of Trustees of Marquette University, George Washington University, and the National Security Industrial Association.


  DEAN W. FREED: Age 70; Principal Occupation: Retired Chairman and Chief Executive Officer of EG&G. He has been a Member of the
  Board of Directors continuously since 1970 and is a member of the Corporate Governance Committee. Mr. Freed served as Chief Executive Officer of EG&G from 1983 to 1987 and as Chairman of the Board of Directors of EG&G from 1985 to 1988. He was Vice Chairman of the EG&G Board of Directors from 1988 to 1989. He is a member of the Board of Trustees of Eastern Enterprises. He is Chairman of the New England Aquarium, an Overseer of the Museum of Fine Arts of Boston, an Overseer of WGBH Educational Foundation, a Trustee of the Boston Symphony Orchestra, and a Trustee of the Boston Ballet. Mr. Freed also served as Chairman and is now a member of the Board of Directors of Emerson Hospital.


  JOHN B. GRAY: Age 66; Principal Occupation: Former President and Director of Dennison Manufacturing Company, a subsidiary of Avery
  Dennison Corporation, a diversified manufacturer serving worldwide markets for office products, industrial systems, packaging, and pressure-sensitive base materials. Mr. Gray has been a member of the Board of Directors of EG&G since 1983 and is a member of the Executive
  Committee and the Audit Committee and Chairman of the Benefit Plans Investment Committee. He also serves as a Director of the Liberty Mutual Insurance Companies, the Stackpole Corporation, and is Board Chairman of the Executive Service Corps of New England. Mr. Gray is a Trustee of Wentworth Institute of Technology and the New England
  Aquarium as well as an Incorporator of the Massachusetts General Hospital.









                 Directors whose terms expire in 1996

  SAMUEL RUBINOVITZ: Age 64; Principal Occupation: Retired Executive Vice President of EG&G. Mr. Samuel Rubinovitz served as Executive Vice President of EG&G from 1989 until his recent retirement from the Company in January of 1994. He was Senior Vice President of EG&G in charge of the Company's commercial operations from 1986 to 1989, and Vice President, Electron Devices Group from 1979 to 1986. Mr. Rubinovitz joined EG&G, Inc. in 1963 as Marketing Manager for the Electron Products Division and served as General Manager of the Electro-Optics Division for the period 1970 through 1978. He was voted a Member of the EG&G Board of Directors in 1989 and is a member of the Executive Committee and the Corporate Governance Committee. He is a Director of Richardson Electronics Ltd., Chicago, Illinois; Kronos, Inc., Waltham, Massachusetts; and KLA Instruments Corporation, Santa Clara, California.


  WILLIAM F. POUNDS: Age 66; Principal Occupation: Professor, Sloan School of Management, Massachusetts Institute of Technology, Cambridge, Massachusetts, since 1961. Dr. Pounds has been a Member of the EG&G Board of Directors continuously since 1969 and is a member of the Compensation and Stock Option Committee and Chairman of the Corporate Governance Committee of the Board of Directors. He is a member of the American Academy of Arts and Sciences. Dr. Pounds also serves as a Director of the Putnam Funds; the Sun Company, Inc.; M/A COM, Inc.; Idexx Laboratories, Inc.; and Perseptive Biosystems, Inc. He is a Trustee of the Museum of Fine Arts of Boston and an Overseer of WGBH Educational Foundation.

  ROBERT F. GOLDHAMMER: Age 63; Principal Occupation: Principal shareholder of Concord International Partners, a merchant banking firm. He has been a Member of the EG&G Board of Directors continuously since 1981 and is Chairman of the Audit Committee and a member of the Benefit Plans Investment Committee of the Board of Directors. Mr. Goldhammer served as a Vice President and Vice Chairman of the Management Committee of Kidder, Peabody & Co., Inc. from 1982 to 1986. Mr. Goldhammer is a Director of Esterline Technologies and serves as Board Chairman of ImClone Systems Incorporated.


  G. ROBERT TOD: Age 54; Principal Occupation: President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. He was elected a Member of the EG&G Board of Directors in 1984 and is Chairman of the Compensation and Stock Option Committee and a member of the

  Nominating Committee of the Board of Directors. Mr. Tod is co-founder of the CML Group, Inc. and has served as its President and Chief Operating Officer from 1969 to the present. Mr. Tod is a Director of SCI Systems, Inc., and is a Trustee of Rensselaer Polytechnic Institute and of Emerson Hospital.


  GRETA E. MARSHALL, CFA: Age 56; Principal Occupation: Principal and founder in 1988 of The Marshall Plan, a financial investment company with offices in Boston, Massachusetts and Incline Village, Nevada. She was elected a Member of the Board of Directors of EG&G in 1990 and is a Member of the Compensation and Stock Option Committee and the Benefit Plans Investment Committee of the Board of Directors. Ms. Marshall was Director, Investments, Deere & Company, Moline, Illinois, from 1974 to 1984. She was President of Baybanks Investment Management, Boston, Massachusetts, in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988.



           INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                  AND CERTAIN OF ITS COMMITTEES

       A formal Audit Committee of the Board of Directors was created in 1971. The present Committee, which met three times in 1993, is composed of four Directors - Messrs. Goldhammer (Chairman), Gray, and Hansen and Ms. Deegan, none of whom is an employee of the Company.

       The responsibilities of the Audit Committee are (1) to recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) to consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) to review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; and (4) to consult periodically with the independent auditor with regard to the adequacy of internal controls and, if the Committee so chooses, to consult with the internal auditors, the Chief Financial Officer, the Corporate Controller, the Treasurer and other officers and employees as the Committee may deem appropriate.

       The Compensation and Stock Option Committee of the Board of Directors, which met four times in 1993, is composed of four Directors - Messrs. Tod (Chairman), Turley and Pounds and Ms. Marshall. The Committee reviews and approves the salaries and incentive compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Executive and Senior Vice Presidents. The Committee also reviews and approves the









  Management Incentive Plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper.

       The Corporate Governance Committee of the Board of Directors, which met two times in 1993, is composed of five Directors - Messrs. Pounds (Chairman), Rubinovitz, Freed, Hansen and Thompson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to deal with and be responsive to shareholder concerns, and formulates guidance, for management action, to deal with evolving social issues, both internal and external to the organization.

       A Nominating Committee of the Board of Directors was created in 1991. The present Committee, which met two times in 1993, is composed of four Directors - Messrs. Thompson (Chairman), Tod and Hansen and Ms. Deegan. The Committee establishes criteria for nomination or renomination as a Director, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to: Chairman of the Nominating Committee, c/o EG&G, Inc., 45 William Street, Wellesley, MA 02181.

       A Benefit Plans Investment Committee of the Board of Directors was created in October of 1991. The present Committee, which met two times in 1993, is composed of four Directors - Messrs. Gray (Chairman), Turley and Goldhammer and Ms. Marshall. The Committee reviews the investment of funds held in the Company's employee benefit plans.

       The Board of Directors also has an Executive Committee composed of three Directors - Messrs. Kucharski, Rubinovitz and Gray. The Committee, which acts as needed during intervals between Board meetings, has been delegated with all the powers of the Board except those powers which by law, the Articles of Organization or the By-Laws of the Company, the Board of Directors is prohibited from delegating.


  Meetings

       The Board of Directors met seven times in 1993. All Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.


  Director Compensation

       Directors who are employees of the Company receive no additional compensation for their services as Directors. Directors who are not employees of the Company are paid an annual retainer fee of $12,000 and $1,000 for each meeting of the Board that they attend. Additionally, the Chairmen of the Audit, Compensation and Stock Option, Corporate Governance, Nominating, and Benefit Plans Investment Committees receive $4,000 per year and the other non- employee members of these Committees receive $3,000 per year. All non-employee members of these Committees receive $1,000 for each Committee meeting that they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case, the Committee member receives $500.

       The Board  of Directors  approved and  adopted the  EG&G, Inc.  1990
  Director Stock Plan on January 24, 1990 and the stockholders of EG&G approved the Director Stock Plan at the Annual Meeting of Stockholders on April 24, 1990. The Director Stock Plan provides that on each January 31, non-employee Directors who served for the preceding calendar year shall receive 800 shares of Common Stock. If a Director fails to attend at least 75  percent of  the aggregate number  of meetings of  the
  Board and the committees on which the Director served during the preceding year, the number of shares of Common Stock will be reduced to 400 shares and no shares will be issued if a Director fails to attend 50 percent of such meetings. In accordance with the Director Stock Plan, in February of 1994, the ten non-employee Directors who served as Directors for the 1993 calendar year received 800 shares of Common Stock, with a fair market value to each such Director at that time of $15,050.

       In addition to the foregoing, the Company has a Deferred Compensation Plan for non-employee Directors. The Plan provides for an annual payment to be made by the Company to the eligible Director or his estate in an amount equal to 100 percent of the Director's annual retainer fee in effect at the time the Director's service on the Board ceases due to death, retirement, or resignation. The annual payments will be made for the greater of five years or the number of years the Director served on the Board.

       The Company also has established the EG&G, Inc. Directors Charitable Contribution Program for certain outside directors. To be eligible under the program, the Director must be an outside director with no previous employment with the Company and have either been a member of the Company's Board of Directors as of Jan. 1, 1992 or have otherwise completed five years of service on the Board. Under this program, the Company will contribute, upon the death of an eligible Director, a total of $1,000,000 to one or more qualifying charitable organizations named by the Director. The program is funded through a life insurance policy on each such eligible Director, with the life insurance proceeds payable to EG&G.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The  following  table  identifies  the  only persons  known  to  the
  Company to be beneficial owners of five percent or more of the outstanding shares of Common Stock. The information in this table and the footnotes is taken from a Schedule 13G dated February 10, 1994, filed by INVESCO PLC, a Schedule 13G dated February 7, 1994, filed by The Regents of the University of California, and a Schedule 13G dated February 11, 1994, filed by FMR Corp. with the Securities and Exchange
  Commission.









  Name and Address            Amount and Nature     Percent of
  of Beneficial               of Beneficial         Class
  Owner                       Ownership (1)
  ________________            _________________     ___________
  INVESCO PLC (2)             5,961,450 (2)         10.4%

  INVESCO North American
  Group, Ltd. (2)

  INVESCO, Inc. (2)

  INVESCO North American
  Holdings, Inc. (2)

  INVESCO Capital Management,
  Inc. (2)

  c/o 11 Devonshire Square
  London EC2M 4YR
  England

  The Regents of the          3,343,000 (3)         5.84%
  University  of California
  300 Lakeside Drive
  Office of the Treasurer
  Oakland, CA   94612

  FMR Corp.                   3,535,909             6.18%
  82 Devonshire Street
  Boston, MA 02109


                               NOTES

  (1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

  (2) The Schedule 13G filed by INVESCO PLC on behalf of itself, as the parent holding company, and its subsidiaries, INVESCO North American
  Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc., and INVESCO Capital Management, Inc. (the "Reporting Persons") states that each of the foregoing Reporting Persons is the beneficial owner of the same 5,961,450 shares and that each of the Reporting Persons has shared voting power and shared dispositive power over those 5,961,450 shares.
  Each  of the Reporting Persons  declares that the  filing of the Schedule









  13G shall not be deemed as an admission that it is the beneficial owner of the securities covered by the Schedule.

  (3) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,000 shares.

  (4) The Schedule 13G filed by FMR Corp. states that it has sole voting power over 111,625 shares and sole dispositive power over 3,535,909 shares.

                   SECURITY OWNERSHIP OF MANAGEMENT

       The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options) on February 1, 1994, by each of the Directors and nominees for Director individually, by each of the executive officers named in the Summary Compensation Table, and by all of the executive officers, Directors, and nominees for Director as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on that date.

                         Amount and Nature of     Percent
  Name                   Beneficial Ownership     of Class
  _____________________  ____________________    _________
  John M. Kucharski(1)(2)         356,154                                                    *
  James R. Dubay (1)               22,000          *
  Fred B. Parks(1)(2)              58,461          *
  Samuel Rubinovitz(1)(2)         115,945          *
  C. Michael Williams(1)(2)       106,092          *
  Dean W. Freed(1)                 43,224          *
  William F. Pounds                14,400          *
  Joseph F. Turley                 14,800          *
  Kent F. Hansen                    3,200          *
  Robert F. Goldhammer             13,200          *
  John B. Gray                     11,000          *
  G. Robert Tod                     8,200          *
  John Larkin Thompson              6,000          *
  Greta E. Marshall                 3,000          *
  Gail Deegan(2)                    3,200          *

  All executive officers, Directors,
  nominees for Director, of the
  Company as a Group, 30 in
  number, including those listed
  above  (1)(2)                  1,712,477      2.9%

  *Less than 1%

















                         NOTES

  1) The amounts shown as beneficially owned by Messrs. Kucharski, Dubay, Parks, Rubinovitz, Williams, and Freed, and by all executive officers, Directors, and nominees for Director as a group, include 299,000, 22,000, 52,600, 99,000, 76,400, 14,824, and 1,331,224 shares, respectively, which are obtainable only upon exercise of, and payment for, outstanding, unexercised stock options.

  (2) Owners of all shares shown have sole voting and investment power except Messrs. Kucharski, Rubinovitz, and Williams and Ms. Deegan and certain executive officers of EG&G, not identified by name in the above Table, as a group, who share investment and/or voting power over 24,954 shares, 5,940 shares, 20,092 shares, 200 shares, and 84,621 shares,
  respectively.   The number of  shares stated as  being owned beneficially
  includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, Directors, or nominees for Director are direct or indirect beneficial owners of such shares.

                    BOARD COMPENSATION COMMITTEE
                  REPORT ON EXECUTIVE COMPENSATION

                The Compensation and Stock Option Committee (Committee) of
  the  Board  of   Directors  is  composed  of  four   independent  outside
  Directors.  The Committee's report on executive compensation follows.


  Overall Philosophy

       The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies. Under the guidance of the Committee, compensation policies have been designed which link executive compensation to the attainment of the Company's specific goals. These policies also will allow the Company to attract and retain those senior executives critical to the long-term success of a highly diversified organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, and stock options.

  Base Salary

       Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales growth, earnings per share growth, return on equity, and on a comparison to executive compensation in other companies as revealed by industry
  surveys.   The Committee  also reviews,  approves or  modifies, as  deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Vice President of Human Resources for the positions of President, Executive Vice President, and Senior Vice President. This plan, developed by the Human Resources staff, is based on the performance of each such Officer while taking into consideration the Company's performance as measured by the factors described above. Two national surveys are used to provide general overall guidance with respect to compensation levels. A special study is also conducted that
  contains compensation  data on  approximately 25   companies  in the  S&P
  High Tech Composite Index.

       In view of uncertain economic conditions in the U.S. and throughout the world, the base salaries of all Officers, upon recommendation of the Chief Executive Officer and the approval of Committee, were frozen from
  December, 1990 through the end of 1993.   During the freeze, Officers who
  were promoted  or  whose salaries  were  found  to be  significantly  below
  comparable date  were eligible for  salary adjustments.   Pursuant to this
  policy, Mr. Kucharski's base salary was not increased in 1993.


  Annual Incentive Plan

       Each year, the Committee reviews, approves or modifies as deemed appropriate, incentive plans based on performance goals established for each operating unit. Incentive awards are normally paid in cash upon the completion of the annual audit. The performance goals for Headquarters executives are earnings per share growth and return on equity. The performance goals for each operating unit are normally one, or a combination of, the following measurements: sales growth, profit growth, the operating profit to sales ratio, return on net investment, and cash flow. The incentive pool earned by any operating unit may be decreased by up to 50% in the event the Company does not attain its earnings per share growth goal. Individual incentive awards are made on the basis of responsibility and contribution to the operating unit's performance.

       Because 1993 earnings per share did not exceed 1992 earnings per share, Mr. Kucharski was not eligible to receive a 1993 incentive award.
  








  Stock Options

       Many studies indicate a correlation between stock ownership and performance. Under the Company's Stock Option Plans, stock options are granted to the Company's senior executives following guidelines established by the Committee. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey in which the Company participates. The survey data shows that the normal stock option award is a multiple of base salary. Beginning in 1991, the Committee began to use the Black-Scholes option pricing method as the basis for determining the value of the option grants. This method takes into consideration a number of factors including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value. Mr. Kucharski was granted an option on 60,000 shares in 1993 based on the survey data and the application of the Black-Scholes option pricing method.

       Stock options are classified as long-term incentives and are intended to link the long-term interests of the executive with those of the stockholder. Stock options will provide value to the optionee only when the price of EG&G stock increases above the option price. All options are granted at fair market value on the date of the grant.


  Compensation and Stock Option Committee

  G. Robert Tod (Chairman)                Joseph F. Turley
  William F. Pounds                       Greta E. Marshall

                     STOCK PERFORMANCE GRAPH

       Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P High
  Technology Composite Index for the period of five fiscal years commencing January 2, 1989 and ended January 2, 1994.

                  Comparison of Five-Year Cumulative Total Return*
          EG&G, Inc. Common Stock, S&P Composite-500 and S&P High Technology
                               Composite Indices


                                          Indexed \ Cumulative Returns

                            Base
                           Period   Return   Return   Return   Return   Return
 Company \ Index Name       1988     1989     1990     1991     1992     1993
 --------------------      ------   ------   ------   ------   ------   ------
 EG&G INC                     100   120.75   112.48   184.46   148.70   142.82
 HIGH TECH COMPOSITE          100    98.63   100.72   114.90   119.64   147.17
 S&P 500 INDEX                100   131.69   127.60   166.47   179.15   197.21

          * Assumes that the value of the investment in EG&G, Inc. Common Stock and each index was $100 on January 1, 1989 and that all dividends were reinvested.

               The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1991, 1992, and 1993 fiscal years, of those persons who were, at January 2, 1994 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company.







                               SUMMARY COMPENSATION TABLE

                                                                                             Long-Term Compensation
                            Annual                                                           ------------------------
                         Compensation                                                        Awards          Payouts
_____________________________________________________________________________________________________________________
                                                     Other
                                                     Annual     Restricted   Securities                All Other
                                                     Compen-      Stock      Underlying       LTIP      Compen-
Name and                      Salary      Bonus      sation      Award(s)      Options       Payouts    sation (2)
Principal Position   Year       ($)        ($)         ($)         ($)           (#)            ($)        ($)
_____________________________________________________________________________________________________________________
 John M. Kucharski   1993     540,020         0                                60,000                   36,249
 Chairman of the     1992     540,020   230,000                                50,000                   39,736
 and Chief           1991     540,020   351,000                                50,000                   42,198
 Executive Officer

 James R. Dubay      1993     189,280   136,000                                     0                   15,536
 Vice President      1992     189,280    66,250                                     0                   18,433
                     1991     189,280   126,000                                 9,000                   10,600

 Fred B. Parks       1993     241,938    70,000                                20,000                    7,099
 Senior Vice         1992     220,012   120,000                                20,000                    4,437
 President           1991     220,012   125,000                                12,600                    3,990

 Samuel Rubinovitz   1993     301,964         0                                25,000                   25,319
 Executive Vice      1992     301,964   128,000                                27,000                   27,615
 President           1991     301,964   196,000                                27,000                   29,261

 C. Michael          1993     220,012    70,000                                          12,600                   17,400
 Williams            1992     220,012    85,500                                12,600                   18,555
 Vice President      1991     220,012   150,000                                12,600                   18,776

                                     NOTES

          (1) Perquisites and other personal benefits did not in the aggregate reach the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

          (2)  This column includes the actuarial benefit of the split dollar life insurance policy established in 1991  and the Company's contribution to the EG&G,  Inc. Savings Plan.  The  amount reported in the  column  for  1993  for  Messrs.  Kucharski,  Dubay,  Parks,









          Rubinovitz, and Williams includes 29,174, 8,461, 24, 18,244, and 10,325, respectively, as the actuarial benefit of the split dollar life insurance policy for the aforementioned executives and 7,075, 7,075, 7,075, 7,075, and 7,075, respectively, as the Company's contribution to the EG&G, Inc. Savings Plan for the aforementioned executives.

                         PENSION PLANS


   Employees Retirement Plan

        The Company and its subsidiaries maintain several basic retirement plans for the benefit of their employees, including officers. With four exceptions, all of the executive officers, including four of the five highest compensated executive officers, participate in the EG&G, Inc. Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

        Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. All of the employees of EG&G, Inc. who participate in the Retirement Plan are required to either complete five years of service or reach their normal retirement date before they have a vested interest in the Retirement Plan.

        The following table sets forth information with respect to estimated annual benefits under the Retirement Plan, payable upon retirement to persons in the specified ranges of compensation and years of service.

                          PENSION PLAN TABLE
                       ANNUAL ESTIMATED BENEFITS
         UNDER THE EG&G, INC. EMPLOYEES RETIREMENT PLAN(1)(2)


                     Years of Service
    Final Average ___________________________________________________
    Earnings      15 Years   20 Years   25 Years   30 Years   35 Years
    ________      ________   ________   ________   ________   _______
    $500,000       115,641    115,641    115,641    115,641   115,641
     475,000       111,300    115,641    115,641    115,641   115,641
     450,000       105,300    115,641    115,641    115,641   115,641
     400,000        93,300    115,641    115,641    115,641   115,641
     375,000        87,300    115,641    115,641    115,641   115,641
     350,000        81,300    108,400    115,641    115,641   115,641
     325,000        75,300    100,400    115,641    115,641   115,641
     300,000        69,300     92,400    115,500    115,641   115,641
     275,000        63,300     84,400    105,500    115,641   115,641
     250,000        57,300     76,400     95,500    114,600   115,641
     225,000        51,300     68,400     85,500    102,600   115,641
     200,000        45,300     60,400     75,500     90,600   105,700
     175,000        39,300     52,400     65,500     78,600    91,700
     150,000        33,300     44,400     55,500     66,600    77,700
     125,000        27,300     36,400     45,500     54,600    63,700
     100,000        21,300     28,400     35,500     42,600    49,700
      75,000        15,300     20,400     25,500     30,600    35,700
    $ 50,000         9,300     12,400     15,500     18,600    21,700

                              NOTES

   (1)For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December 31, 1993, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social Security benefits.

   (2)Messrs. Kucharski, Parks, Rubinovitz, and Williams have respectively 28, 17, 30, and 28 years of credited service under the EG&G, Inc. Employees Retirement Plan; and $235,840 of the 1993 compensation of each of Messrs. Kucharski, Parks, and Rubinovitz, and $220,012 of the 1993 compensation of Mr. Williams is covered by the Retirement Plan. Mr. Dubay, a participant in the EG&G Florida, Inc. Retirement Plan and the Idaho National Engineering Laboratory Employee Retirement Plan, has 11 years of credited service under each of those plans, and $189,280 of his 1993 compensation is covered by the Florida Plan. The reasons for the difference between the amounts shown in the Summary Compensation Table and the amounts disclosed above are that compensation in excess of $235,840 and all incentive payments and deferred compensation amounts, other than amounts deferred under savings plans, are excluded in determining the compensation covered by the Retirement Plan.

   Supplemental Executive Retirement Plan

        In addition to the basic benefit plan outlined in the table above, the Company has created the EG&G, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for executive officers. Officers at the Vice Presidential level and above, the General Counsel, the Corporate Controller, the Treasurer, the Assistant Treasurer, the Assistant Clerk, and others designated by the Board of Directors are eligible to receive benefits under the Supplemental Plan when they have reached 55 years of age and completed five years of service. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of a 50 percent surviving spouse option commencing on the date the participant would have attained age 55.

        During 1993, the Company charged $1,008,923 as an expense for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $262,127. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the EG&G, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between EG&G, Inc. and The Boston Safe Deposit and Trust Company. As of December 31, 1993, the Trust had a balance of $4,694,873. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

        The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant.

        Effective November 15, 1990, the Supplemental Plan was amended to provide that the annual benefit payable at retirement shall equal:

   (a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base, less (b),

   (b) 100 percent of the participant's Social Security benefit, less (c),

   (c) 100 percent of the participant's benefit under any Company-funded retirement plan, plus (d),









   (d) The reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in
   Section 415(b) of the Internal Revenue Code of 1986.

        The benefit payable under the Supplemental Plan, however, shall in no event be less than (d) above.

        Years of service after age 65 are not counted in determining benefits under the Supplemental Plan, nor is any actuarial adjustment made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

        Messrs. Kucharski, Dubay, Rubinovitz, and Williams have reached the minimum age of eligibility for retirement under the Supplemental Plan. In combination with the amounts payable under the EG&G, Inc. Employees Retirement Plan, Messrs. Kucharski, Rubinovitz, and Williams would receive $229,249, $162,816, and $79,697, respectively, assuming they retired on the last day of 1993 and received benefits in the form of a lifetime income. In combination with the amounts payable under the EG&G Florida, Inc. Employees Retirement Plan and the Idaho National Engineering Laboratory Employee Retirement Plan, Mr. Dubay would receive $62,845, assuming he retired on the last day of 1993 and received benefits in the form of a lifetime income.


   Employment Agreements

        Compensation in the form of salary to Mr. Kucharski is paid pursuant to a three-year employment agreement with the Company dated November 1, 1993, automatically renewable for successive 3- year intervals, which provided for a minimum annual payment in 1993 of $540,020. Compensation in the form of salary to Messrs. Dubay, Parks, Rubinovitz, and Williams is paid pursuant to one-year employment agreements with the Company dated November 1, 1993, automatically renewable for successive 1-year intervals, which provided for minimum annual payments in 1993 of $189,280, $250,016, 301,964, and $220,012, respectively.

        All of the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of five (5) years from the date of the change of control. Following a change in control, if the named executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the named executive is entitled to receive a severance payment equivalent to five years of base salary plus bonuses and continuation of certain benefits for five (5) years from the date of termination.

        Generally, a change in control will be deemed to have occurred in any of the following circumstances:

   1) the acquisition of 30% or more of the outstanding voting stock of the Company by any person or entity;

   2) during any period of two consecutive years, persons serving as directors of the Company and those replacements or additions approved by a two-thirds vote of the Board, cease for any reason to constitute a majority of the Board;

   3) the stockholders of the Company approve a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto would end up representing 50% or less of the voting power of the surviving entity; or

   4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

   All of the employment agreements with the named executive officers, with the exception of Mr. Kucharski's employment agreement, contain provisions that provide that upon termination initiated by the Company without cause, apart from a change in control situation, the executives would be entitled to continuation of his salary, bonus, and employee benefits for one (1)
   year from  the  date  of  termination.   Mr.  Kucharski's  employment
   agreement provides that he would be entitled to the continuation of his salary, bonus, and employee benefits for three (3) years from the date of termination.



   OPTION GRANTS

        The following table sets forth information on grants of stock options pursuant to the EG&G, Inc. 1992 Stock Option Plan during the fiscal year ended January 2, 1994, to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during the last fiscal year.




                    OPTION GRANTS TABLE
               OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                 GRANT
                                        INDIVIDUAL  GRANTS                                       DATE VALUE (1)
    ___________________________________________________________________________________________________________

                            Number of      % of Total
                            Securities     Options                                                 Grant
                            Underlying     Granted to        Exercise or                           Date
                            Options        Employees in      Base Price        Expiration          Present
                            Granted        Fiscal Year       per Share (2)            Date             Value (1)
    Name                      (#)            ($)                ($)
    __________________________________________________________________________________________________________
    John M. Kucharski       60,000         8.2               21.6250           01/27/03             525,000
    James R. Dubay               0           0                                                            0
    Fred B. Parks           20,000         2.7               21.6250           01/27/03             175,000
    Samuel Rubinovitz       25,000         3.4               21.6250           01/27/03             218,750
    C. Michael Williams     12,600         1.7               21.6250           01/27/03             110,250


                               NOTES

   (1) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in January of 1993 included expected market volatility of 25%, an 8% risk-free rate of return, a 1.9% dividend yield, and a 10-year exercise period.

   (2) The exercise or base price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange-Composite Transactions on the date of grant.

   Option Exercises and Fiscal Year-End Values

        The following table sets forth information with respect to option exercises during the 1993 fiscal year and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of the 1993 fiscal year.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                           YEAR-END OPTION VALUE TABLE

    ____________________________________________________________________________________________
                                                         Securities Underlying      Value of
                                                             Unexercised           Unexercised
                                                              Options at           In-the-Money
                                                                FY-End              Options at
                     Shares Acquired                              (#)               FY-End (1)
                       on Exercise      Value Realized
    Name                    (#)              ($)             Exercisable           Exercisable
    ___________________________________________________________________________________________
    John M. Kucharski     45,000            349,222            299,000              162,125
    James R. Dubay         7,400             45,959             22,000               13,750
    Fred B. Parks         32,400            193,207             52,600                    0
    Samuel Rubinovitz     20,000            123,750             99,000               20,000
    C. Michael Williams    2,800             18,725             76,400               56,850


   (1) Based on the fair market value (determined by averaging the high and the low selling price) on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1993 ($18.0625).

                      ____________________


                             ITEM NO. 2
   STOCKHOLDER PROPOSAL TO REQUEST BOARD OF DIRECTORS TO COMMISSION A SUBCOMMITTEE TO DEVELOP CRITERIA FOR ACCEPTANCE AND EXECUTION OF MILITARY
                               CONTRACTS

        Management has been advised that a number of religious groups (names and addresses and Common Stock holdings of proponents will be supplied upon oral or written request to the Clerk of the Corporation) intend to introduce a proposal at the Annual Meeting which requests that a subcommittee be commissioned by the Board of Directors to develop criteria for the acceptance and execution of military contracts.


   THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO ITEM NO. 2

        The Board of Directors recommends a vote AGAINST this proposal. The Board believes that there is no need for the creation of a subcommittee to develop criteria for the acceptance and execution of "military contracts". Many of the criteria outlined in Proponents' statement in support of their proposal are in large part already a part of EG&G's business philosophy and form an integral part of its









   business  practices and policies.   These practices and  policies apply to
   all business activities of the Company, and not just to so-called "military contracts".

        The Board of Directors and the management of EG&G are concerned with the issues identified by the Proponents on an ongoing basis and many of the issues raised are inherent in the conduct of a successful business enterprise. Since the focus of the Board of Directors and the EG&G management is already oriented toward ensuring that EG&G continues to be a responsible and law-abiding corporate citizen, it is the opinion of the EG&G Board of Directors that the proposed resolution is unnecessary. The Board of Directors recommends a vote against it.

                   TEXT OF STOCKHOLDER PROPOSAL

        "WHEREAS, the proponents of this resolution believe that EG&G Corporation should establish criteria to guide management in bidding for and executing military contracts, we propose the following for Board and management study.

        "RESOLVED, that the shareholders request the Board of Directors to commission a subcommittee to develop criteria for acceptance and execution of military contracts and to report these criteria at the 1995 annual meeting. Proprietary information may be omitted and cost limited to a reasonable amount."

                SUPPORTING STATEMENT OF STOCKHOLDER

        "The proponents of this resolution believe all human beings are called to establish justice and peace by our responsible stewardship. We believe corporate social responsibility in a successful free enterprise society demands that business conduct be ethically correct, socially supportive and economically useful as well as financially profitable. Therefor, we recommend the criteria include:

   -  Basic canons of ethical business practice
   -  Long-term environmental impact and waste management
   -  Stability of employment, including descriptions of conversion plans and funding sources; strategies identifying community needs; employees' ideas and market opportunities; membership in state and/or local government economic conversion task forces
   -  Lobbying and marketing practices, including costs
   -  Limits on military contracts measured by a percentage of sales
   -  Competitive bidding
   -  Sale of weapons, weapons parts and dual-use technology to









      foreign governments, other companies and individuals
   - Contracts for nuclear, biological and chemical weapons, parts and technologies

        "Global security is not just security of territory, it is security of people. It is not just security through weapons, it is security through jobs, human development, environmental sustainability.

        "We believe decisions to spend huge sums of money to produce weapons designed to destroy large numbers of people and their environment are morally wrong. So, too, is the decision to lobby for military contracts to gain markets in developing countries.

        "Decisions to devote employee creativity, technology and other human and financial resources in this manner also have strong implications for U.S. workers, and indeed, all of U.S. society, during this time of accelerated down-sizing of our workforce. We believe the end of the Cold War is providing opportunities to convert to more stable commercial production in environmental and other socially beneficial technologies with the goal of sustainable development.

        "A YES vote recommends these criteria for consideration by the
   Board."
                         ____________


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS
   PROPOSAL.


                         OTHER MATTERS

        The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgement on such matters.

                    SELECTION OF AUDITORS

        On January 26, 1994, the Board of Directors selected the firm of Arthur Andersen & Co., independent public accountants, to act as its auditors and to audit the books of the Company and its subsidiaries for 1994. Arthur Andersen & Co. is currently performing these duties and has done so continuously since 1968.

        Representatives of Arthur Andersen & Co. have been invited to the Annual Meeting and are expected to be present and will have an opportunity
   to make  a statement  if they  so desire.   They are  also expected to  be
   available to respond to appropriate questions from stockholders.


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has a program in place to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the preceding year its executive officers and directors have complied with all Section 16 filing requirements, with one exception. Mr. Valente did not reflect in his reported holdings on Form 4, 408 shares of Common Stock held by his wife and with respect to which Mr. Valente disclaims beneficial ownership. A Form 4 was filed correcting the inadvertent omission in Mr. Valente's reported holdings.


                     STOCKHOLDER PROPOSALS

        In order to be considered for addition to the agenda for the 1995 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of EG&G no later than November 17, 1994.


                                   By Order of the Board of Directors


                                   MURRAY GROSS, Clerk




   Wellesley, Massachusetts
   March 17, 1994